UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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TGC INDUSTRIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TGC INDUSTRIES, INC.

101 E. Park Blvd., Suite 955

Plano, Texas 75074

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held June 5, 2012

To Shareholders of

TGC INDUSTRIES, INC.:

The annual meeting of the shareholders of TGC Industries, Inc. (the “Company”) will be held at the University Club, 1 West 54th Street, New York, New York 10019, on June 5, 2012, at 10:00 a.m. (Eastern Daylight Saving Time), for the following purposes:

1.                                       To elect six directors to serve until the next annual meeting of shareholders and until their respective successors shall be elected and qualified;

2.                                       To cast an advisory vote on executive compensation;

3.                                       To cast an advisory vote on the frequency of advisory votes on executive compensation;

4.                                       To ratify the selection of Lane Gorman Trubitt, PLLC as the Company’s Independent Registered Public Accounting Firm; and

5.                                       To transact such other business as may properly come before the annual meeting and any adjournment thereof.

Information regarding matters to be acted upon at the annual meeting is contained in the accompanying Proxy Statement.  Only shareholders of record at the close of business on April 9, 2012, are entitled to notice of and to vote at the annual meeting and any adjournment thereof.

All shareholders are cordially invited to attend the annual meeting.  Whether or not you plan to attend, please complete, sign, and return promptly the enclosed proxy in the accompanying addressed envelope for which postage is prepaid.  You may revoke the proxy at any time before the commencement of the annual meeting.

By Order of the Board of Directors:

James K. Brata
Secretary

Plano, Texas
April 27, 2012

IMPORTANT

IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. PLEASE COMPLETE, SIGN, AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING.

SOLICITATION OF PROXIES

This Proxy Statement is furnished to shareholders in connection with the solicitation of proxies by the Board of Directors of TGC Industries, Inc. (the “Company” or “TGC”) for the Annual Meeting of Shareholders to be held at the University Club, 1 West 54th Street, New York, New York 10019, on June 5, 2012, at 10:00 a.m. (Eastern Daylight Saving Time), and at any adjournment thereof, for the purpose of submitting to a vote of the shareholders the actions and proposals set forth in this Proxy Statement.  The Notice of Meeting, the form of Proxy, and this Proxy Statement are being mailed to the Company’s shareholders on or about April 27, 2012.

Although solicitation (the total expense of which will be borne by the Company) is to be made primarily through the mail, the Company’s officers and employees and those of its transfer agent may solicit proxies personally, by telephone, facsimile, electronic mail or other forms of communication, but in such event no additional compensation will be paid by the Company for such solicitation.  Further, brokerage firms, fiduciaries, and others may be requested to forward solicitation material regarding the annual meeting to beneficial owners of the Company’s common stock, par value $.01 per share (the “Common Stock”), and in such event the Company will reimburse them for all reasonable out-of-pocket expenses so incurred.

A copy of the Annual Report to shareholders of the Company for its fiscal year ended December 31, 2011, is being mailed with this Proxy Statement to all such shareholders entitled to vote, but does not form any part of the information for solicitation of proxies.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Shareholders

to be Held on June 5, 2012

This Proxy Statement, the accompanying proxy card, and the Company’s 2011 Annual Report to Shareholders are available at www.tgcseismic.com/proxy.

RECORD DATE AND VOTING SECURITIES

The Board of Directors of the Company has fixed the close of business on April 9, 2012 (the “Record Date”) as the date for determination of shareholders entitled to notice of and to vote at the annual meeting.  As of the Record Date, there were 19,411,816 shares of Common Stock outstanding.

The Company’s Restated Articles of Incorporation authorize 25,000,000 shares of Common Stock.  In voting on all matters expected to come before the annual meeting, a shareholder will be entitled to one vote, in person or by proxy, for each share of Common Stock held in his, her, or its name on the Record Date.  The Company’s Restated Articles of Incorporation prohibit cumulative voting.

ACTION TO BE TAKEN AND VOTE REQUIRED

Action will be taken at the annual meeting to:  (1) elect six members to the Board of Directors; (2) cast an advisory vote on executive compensation; (3) cast an advisory vote on the frequency of advisory votes on executive compensation; (4) ratify the selection of Lane Gorman Trubitt, PLLC as the Company’s Independent Registered Public Accounting Firm; and (5) transact such other business as may properly come before the annual meeting and any adjournment thereof.  Each proxy will be voted in accordance with the directions specified thereon and otherwise in accordance with the judgment of the persons designated as proxies.  Any proxy that is validly executed but on which no directions are specified will be voted:  (i) FOR the election of the six nominees for directors, (ii) FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers, (iii) FOR a frequency of one year for future advisory votes on executive compensation; and (iv) FOR the ratification of Lane Gorman Trubitt, PLLC as the Company’s Independent Registered Public Accounting Firm.  Any person executing the enclosed proxy may nevertheless revoke it at any time prior to the actual voting thereof by filing with the Secretary of the Company either a written instrument expressly revoking it or a duly executed proxy bearing a later date.  Furthermore, such person may nevertheless elect to attend the annual meeting and vote in person in which event the proxy will be revoked.

Shareholders elect the nominated directors by a plurality of the votes cast at the annual meeting.  This means that, with regard to Proposal No. 1, the shareholders will elect the six persons receiving the highest number of “for” votes at the annual meeting. The affirmative vote of the holders of a majority of the votes cast will constitute approval of all other proposals.  Abstentions are voted as “shares present” at the annual meeting for purposes of determining whether a quorum exists.  In the election of the directors, votes withheld will have no effect on the outcome of the vote.  Abstentions will have the effect of a vote against all other proposals.  Broker non-votes on any matter, as to which the broker has indicated on the proxy that it does not have discretionary authority to vote, will be treated as shares not entitled to vote with respect to that matter.  However, such shares will be considered present and entitled to vote for quorum purposes so long as they are entitled to vote on other matters.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Six directors are to be elected at the annual meeting to comprise the entire membership of the Company’s Board of Directors.  Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees shown below to serve until the next annual meeting of shareholders and until their respective successors shall be elected and qualified.  The Company’s Board of Directors is currently comprised of six members.  The nominees for election were recommended to the Board of Directors by a majority of the independent directors of the Board.

Although it is not contemplated that any nominee will be unable to serve as a director, in such event, the proxies will be voted by the holders thereof for such other person as may be designated by the current Board of Directors.  The management of the Company has no reason to believe that any of the nominees will be unable or unwilling to serve if elected to office, and to the knowledge of management the nominees intend to serve the entire term for which election is sought.

Mr. Wayne A. Whitener, the Company’s President and Chief Executive Officer, is the only executive officer of the Company who is a nominee as set forth below.  There are no family relationships by blood, marriage, or adoption between any director, executive officer, or any person nominated or chosen by the Company to become an executive officer or a director.  The information set forth below with respect to each of the nominees has been furnished by each respective nominee.

Name, Age, and Business Experience	Positions with Company

Wayne A. Whitener, 60
Director of the Company since 1984; President of the Company since July 1986; Chief Executive Officer of the Company since 1999; Chief Operating Officer of the Company from July 1986 to December 1998; Vice President of the Company from 1983 to July 1986; Director of Supreme Industries, Inc., a manufacturer of specialized truck bodies and shuttle buses, since 2008; and Director of Chase Packaging Corporation, a development stage company, since 2009. Mr. Whitener was selected to serve as a director of the Company because of his depth of understanding of the Company’s operations, his strong leadership skills, his extensive employment experience with the Company, and his significant industry and management expertise.

Chief Executive Officer, President, and Director

Name, Age, and Business Experience	Positions with Company

Allen T. McInnes, Ph.D., 74
Director of the Company since 1993; Chairman of the Board from July 1993 to March 2004 and Presiding Director of the Board since March 2004; Secretary of the Company from November 1997 to March 2004; Chief Executive Officer of the Company from August 1993 to March 1996; Director of Tetra Technologies, a chemical manufacturer, since 1993; President and Chief Executive Officer of Tetra Technologies, Inc. from April 1996 to January 2000; Chairman of the Board, President, and Treasurer of Chase Packaging Corporation, a development stage company, since 1997; and Dean of the Rawls College of Business at Texas Tech University from September 2001 to present. Dr. McInnes was selected to serve as a director of the Company due to his extensive background as an experienced leader of major organizations, his experience serving on the boards of other public companies, and his experience as chief executive officer of another public company. In addition, Dr. McInnes’ current position as Dean of the Business School at Texas Tech University provides the Board with a link to recent developments in business management practices. Dr. McInnes qualifies as an “audit committee financial expert” under the guidelines of the Securities and Exchange Commission.

Director

William J. Barrett, 72
Director of the Company since 1980; Secretary of the Company from 1986 to November 1997; President of Barrett-Gardner Associates, Inc., an investment banking firm, from November 2002 until June 2009; and since then President of W. J. Barrett Associates, Inc.; previously Senior Vice President of Janney Montgomery Scott LLC, an investment banking firm, from 1978 to 2002; Director, Executive Vice President, and Secretary of Supreme Industries, Inc., a manufacturer of specialized truck bodies and shuttle buses, since 1979; Chairman of the Board of Rumson-Fair Haven Bank and Trust, a New Jersey state independent, commercial bank and trust company, since 2000; Director of MassMutual Corporate Investors, a closed-end investment company, since July of 2006; Director of MassMutual Participation Investors, a closed-end investment company, since July of 2006; Director of Chase Packaging Corporation, a development stage company, since 2001. Mr. Barrett brings to the Board of Directors of the Company keen business and financial judgment and an extraordinary understanding of the Company’s business, history, and organization, as well as extensive leadership experience.

Director

Name, Age, and Business Experience	Positions with Company

Herbert M. Gardner, 72
Director of the Company since 1980; Executive Vice President of Barrett-Gardner Associates, Inc., an investment banking firm, from November 2002 until June 2009; and previously Senior Vice President of Janney Montgomery Scott LLC, an investment banking firm, from 1978 to 2002; Chairman of the Board of Supreme Industries, Inc. (“Supreme”), a manufacturer of specialized truck bodies and shuttle buses, since 1979; Chief Executive Officer of Supreme from 1979 to January 2011; President of Supreme from June 1992 to February 2006; Director of Rumson-Fair Haven Bank and Trust Company, a New Jersey state independent, commercial bank and trust company, since 2000; Director of Chase Packaging Corporation, a development stage company, since 2001; former Director of Nu-Horizons Electronics Corp., an electronics component distributor, from 1984 until January 2011; and former Director of MKTG, Inc., a marketing and sales promotion company from 1997 until January 2010. Mr. Gardner was selected to serve as a director of the Company due to his extensive management experience, his deep understanding of the Company and its history and organization, his strong leadership skills, his outstanding business and financial judgment, and his experience as chief executive officer of another public company.

Director

Edward L. Flynn, 77
Director of the Company since 1999; Owner of Flynn Meyer Company, a management company for the restaurant industry, since 1976; Director and Treasurer of Citri-Lite Co., a soft drink company, since 1994; Director of Supreme Industries, Inc., a manufacturer of specialized truck bodies and shuttle buses, since 2007; Director of Bioject Medical Technologies, Inc., a medical device company, since 2007; and Director of Chase Packaging Corporation, a development stage company, since 2007. Mr. Flynn is an experienced leader of large organizations and brings to the Board of Directors of the Company strong executive management skills and experience serving on the boards of other public companies.

Director

Stephanie P. Hurtt, 67
Director of the Company since 2007; Member of Finance Committee of McKee Botanical Garden since 2006; Member of Board of Directors and First Vice-President of McKee Botanical Garden since 2008; Member of Indian River Medical Center Foundation Advisory Board; former Treasurer of Navesink River Auxiliary for Riverview Hospital; former Assistant in the Development Office and Secretary to the Headmaster of The Rumson Country Day School; and recipient of B.S., Business Administration from Simmons College, Boston, MA. Ms. Hurtt was selected to serve as a director of the Company due to her experience serving on the boards of other organizations through which she has exhibited significant leadership experience.

Director

The Company’s Board of Directors recommends that you vote FOR all of the nominees listed above.

EXECUTIVE OFFICERS

Name, Age, and Business Experience	Positions with Company

Wayne A. Whitener, 60
Director of the Company since 1984; President of the Company since July 1986; Chief Executive Officer of the Company since 1999; Chief Operating Officer of the Company from July 1986 to December 1998; Vice President of the Company from 1983 to July 1986; Director of Supreme Industries, Inc., a manufacturer of specialized truck bodies and shuttle buses, since 2008; and Director of Chase Packaging Corporation, a development stage company, since 2009.

Chief Executive Officer, President, and Director

Daniel G. Winn, 61
Executive Vice President of the Company since November 2009; Vice President of the Company from June 2004 to November 2009; Operations Manager of the Company from August 1997 to June 2004; Operations Supervisor of the Company from January 1990 to August 1997; and Operations Supervisor for Halliburton Geophysical from January 1988 to January 1990.

Executive Vice President

James K. Brata, 56
Secretary and Treasurer of the Company since March 2009; Chief Financial Officer of the Company since October 2008; Vice President of the Company since June 2008; Assistant Corporate Controller for Sport Supply Group from February 2007 to October 2007; President of South TX Outfitters from July 2002 to December 2006. Mr. Brata holds a B.S. degree in Accounting, a Master of Business Administration degree, and is a Certified Public Accountant.

Vice President, Chief Financial Officer, Secretary, and Treasurer

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following tabulation sets forth the names of those persons who are known to the Company to be the beneficial owner(s) as of the Record Date of more than five percent (5%) of the Common Stock.  Such tabulation also sets forth the number of shares of Common Stock beneficially owned as of the Record Date by each of the Company’s directors, nominees for director, named executive officers, and all directors and executive officers of the Company as a group.  Persons having direct beneficial ownership of Common Stock possess the sole voting and dispositive power in regard to such stock.  As of the Record Date there were 19,411,816 shares of Common Stock outstanding.

The following tabulation also includes Common Stock covered by options granted under the Company’s 2006 Stock Awards Plan, which options are collectively referred to as “Stock Options.”  The Stock Options have no voting or dividend rights.

Name & Address of Beneficial Owner	Title of Class	Amount & Nature of Beneficial Ownership		Approximate % of Class (1)

Wayne A. Whitener TGC Industries, Inc. 101 E. Park Blvd., Ste 955 Plano, Texas 75074	Common	91,835	(2)	*

William J. Barrett 19 Point Milou St. Barthelemy, FWI	Common	1,979,549	(2)(3)	10.16%

Herbert M. Gardner 636 River Road Fair Haven, NJ 07704	Common	765,049	(2)(4)	3.93%

Allen T. McInnes 4532 7th Street Lubbock, TX 79416	Common	1,056,938	(2)	5.42%

Edward L. Flynn 7511 Myrtle Avenue Glendale, New York 11385	Common	1,559,171	(2)(5)	8.00%

Stephanie P. Hurtt 188 East Bergen Place Ste 205 Red Bank, NJ 07701	Common	376,061	(2)	1.93%

Daniel G. Winn TGC Industries, Inc. 101 E. Park Blvd., Ste 955 Plano, TX 75074	Common	70,925	(2)	*

James K. Brata TGC Industries, Inc. 101 E. Park Blvd., Ste 955 Plano, TX 75074	Common	36,519	(2)	*

Royce & Associates, LLC 745 Fifth Avenue New York, NY 10151	Common	1,650,617	(6)	8.51%

Name & Address of Beneficial Owner	Title of Class	Amount & Nature of Beneficial Ownership		Approximate % of Class (1)

Ameriprise Financial, Inc. 145 Ameriprise Financial Center Minneapolis, MN 55474 Columbia Management Investment Advisers, LLC 225 Franklin St. Boston, MA 02110	Common	978,024	(7)	5.04%

Paradigm Capital Management, Inc. Nine Elk Street Albany, NY 12207	Common	992,850	(8)	5.12%

All directors and officers as a group of eight (8) persons	Common	5,936,047	(2)(3)(4)(5)	30.58%

* Less than 1%

(1)                                  The percentage calculations have been made in accordance with Rule 13d-3(d)(1) promulgated under the Securities Exchange Act of 1934, as amended.  In making these calculations, shares of Common Stock beneficially owned by a person as a result of the ownership of certain Stock Options were deemed to be currently outstanding solely with respect to the holders of such Stock Options.

(2)                                  Includes the number of shares of Common Stock underlying Stock Options set forth opposite the person’s name in the following table, which shares are deemed to be beneficially owned for purposes hereof as a result of the ownership of Stock Options.

Stock Options
Wayne A. Whitener	15,190
William J. Barrett	70,320
Herbert M. Gardner	69,930
Allen T. McInnes	72,082
Edward L. Flynn	72,082
Stephanie P. Hurtt	70,095
Daniel G. Winn	33,075
James K. Brata	33,075

All directors and officers as a group	435,849

(3)                                  Includes 161,221 shares of Common Stock owned by William J. Barrett’s wife. Mr. Barrett has disclaimed beneficial ownership of these shares.

(4)                                  Includes 72,975 shares of Common Stock owned by Herbert M. Gardner’s wife.  Mr. Gardner has disclaimed beneficial ownership of these shares.

(5)                                  Includes 274,768 shares of Common Stock owned by Edward L. Flynn’s wife.  Mr. Flynn has disclaimed beneficial ownership of these shares.  Also includes 27,562 shares held by Flynn Meyer PSP&T #1.  Mr. Flynn has disclaimed beneficial ownership of these shares.

(6)                                  Royce & Associates, LLC (“Royce”) filed a Schedule 13G/A on January 23, 2012, reporting that Royce owns and has sole voting and dispositive power over 1,650,617 shares of Common Stock.  All information presented above relating to Royce is based solely on the Schedule 13G/A.

(7)                                  Ameriprise Financial, Inc. (“Ameriprise”) and Columbia Management Investment Advisers, LLC (“Columbia”) filed a Schedule 13G on February 13, 2012, reporting that Ameriprise and Columbia own and have shared voting and dispositive power over 978,024 shares of Common Stock.  All information presented above relating to Ameriprise and Columbia is based solely on the Schedule 13G.

(8)                                  Paradigm Capital Management, Inc. (“Paradigm”) filed a Schedule 13G on February 13, 2012, reporting that Paradigm owns and has sole voting and dispositive power over 992,850 shares of Common Stock.  All information presented above relating to Paradigm is based solely on the Schedule 13G.

Depositories such as The Depository Trust Company (Cede & Company) as of the Record Date held, in the aggregate, more than 5% of the Common Stock.  The Company understands that such depositories hold such shares for the benefit of various participating brokers, banks, and other institutions which are entitled to vote such shares according to the instructions of the beneficial owners thereof.  Excluding Royce, Ameriprise, Columbia and Paradigm, the Company has no reason to believe that any of such beneficial owners hold more than 5% of the Company’s outstanding voting securities.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and officers, and persons who own more than 10% of the Common Stock, to file with the SEC certain reports of beneficial ownership of Common Stock.  Based solely on copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all applicable Section 16(a) filing requirements were complied with by its directors, officers, and 10% shareholders during the last fiscal year.

BOARD OF DIRECTORS

Board Leadership Structure

The Company has in place a cost-effective, yet constructive and efficient, leadership structure.  The Board of Directors has not appointed a Chairman of the Board, but has designated Dr. McInnes as the Company’s presiding, or lead, independent director, who works with our President and Chief Executive Officer to manage our business operations.  We believe that this leadership structure has been effective and fits our history, culture, size, and operating characteristics and is therefore in the long-range best interests of our shareholders.

Further, we have concluded that four independent directors, representing a majority of our Board of Directors, is appropriate given the size of our business, and enables the Company to obtain the benefits of diverse expertise, skill sets, and backgrounds for proper governance of the Company.  In addition, to be cost effective, the Company has only four committees, one of which is an Audit Committee comprised solely of independent directors.  Our Audit Committee Charter is available at www.tgcseismic.com.  Matters relating to other governance issues including, but not limited to, nominating directors, are managed by the Board of Directors.  This structure enables effective communication among the directors by utilizing their participation in all of the critical areas of governance, including risk oversight and interaction with management.

The Audit Committee has the responsibility to oversee the Company’s guidelines to govern the process by which risk assessment and risk management is undertaken by management.

Our Board of Directors and principal executive officers have significant ownership of the equity securities of the Company.  As a result, the Board of Directors believes that management focuses on both the short- and long-term objectives of the Company with neither being disadvantaged by the other. Management bonuses each year are tied to the profitability of the Company and also to the future values of the Company’s equity securities through ownership of Common Stock and Stock Options.  As a result, the Board of Directors has concluded that the incentive promoting structure of the Company does not promote risks that are inappropriate for the operation of the business.

The Board of Directors has assessed the composition of the Board and has concluded that the Board has the appropriate mix of business experience and skills to address effectively the Company’s business needs and challenges.  We believe that our Board of Directors has a wide range of diversity with regard to professional experience, skills, education, and other attributes that contribute to the Board’s ability to operate in the long-range best interests of the Company’s shareholders.

Independence

The Board of Directors has determined that the following four directors have no material relationship with the Company that would interfere with the exercise of independent judgment and are “independent directors” as that term is defined in NASDAQ’s listing standards:  Allen T. McInnes, Herbert M. Gardner, Edward L. Flynn, and Stephanie P. Hurtt.

Committees and Meetings of the Board of Directors

The Company’s Executive Committee is comprised of Dr. McInnes, and Messrs. Barrett and Gardner.  The Executive Committee, which met one time in 2011, is charged by the Company’s bylaws with the responsibility of exercising such authority of the Board of Directors as is specifically delegated to it by the Board, subject to certain limitations contained in the bylaws.

The Company’s Compensation Committee is comprised of Dr. McInnes, Mr. Flynn, and Ms. Hurtt.  The Compensation Committee did not meet during 2011, but unanimously consented to actions without meeting one time.  The Compensation Committee is responsible for the oversight of the Company’s executive compensation and benefit policies to ensure that they are fair, reasonable and competitive.  The Compensation Committee does not rely on a Compensation Committee Charter.

The Company’s Audit Committee is comprised of Dr. McInnes, Mr. Gardner, Mr. Flynn, and Ms. Hurtt.  The Audit Committee conducted four meetings in 2011.  The purpose and functions of the Audit Committee are to: appoint or terminate the independent auditors; evaluate and determine compensation of the independent auditors; review the scope of the audit proposed by the independent auditors; review year-end financial statements prior to issuance; consult with the independent auditors on matters relating to internal financial controls and procedures; and make appropriate reports and recommendations to the Board of Directors.

The Company’s Stock Awards Committee is comprised of Dr. McInnes, Mr. Flynn, and Ms. Hurtt.  The Stock Awards Committee did not meet during 2011, but unanimously consented to actions without meetings five times.  The Stock Awards Committee is responsible for awarding incentive stock options, nonqualified stock options, reload options, Common Stock, and restricted stock to key employees, directors or individuals who provide substantial advice or other assistance to the Company so that they will apply their best efforts for the benefit of the Company.

The Company does not have a standing Nominating Committee, and nominations for directors are made by the Company’s independent directors.  The Board of Directors believes that, considering the size of the Company and the Board of Directors, nominating decisions can be made effectively on a case-by-case basis by the independent directors.

In carrying out the functions of a Nominating Committee, the independent directors do not rely on a Nominating Committee Charter.  The independent directors of the Company utilize the following criteria as guidelines in considering nominations to the Company’s Board of Directors. The criteria include:

•                  personal characteristics, including such matters as integrity, age, education, diversity of background and experience, and absence of potential conflicts of interest with the Company or its operations;

•                  the availability and willingness to devote sufficient time to the duties of a director of the Company;

•                  experience in corporate management, such as serving as an officer or former officer of a publicly held company;

•                  experience in the Company’s industry and with relevant social policy concerns;

•                  experience as a board member of another publicly held company;

•                  academic expertise in an area of the Company’s operations; and

•                  practical and mature business judgment.

The criteria are not exhaustive and the independent directors and the Board of Directors may consider other qualifications and attributes that they believe are appropriate in evaluating the ability of an individual to serve as a member of the Board of Directors. The independent directors’ goal is to assemble a Board of Directors that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. In order to ensure that the Board consists of members with a variety of perspectives and skills, the independent directors have not set any minimum qualifications and also consider candidates with appropriate non-business backgrounds. Other than ensuring that at least one member of the Board is a financial expert and that the overall composition of the Board meets all applicable independence requirements, the independent directors do not require individual directors to possess any specific skills, although the independent directors do consider the criteria set forth above in considering nominations to the Board of Directors.  Instead, the independent directors evaluate potential nominees based on the contribution such nominee’s background and skills could have upon the overall functioning of the Board.

Acting in the capacity of a Nominating Committee, the independent directors have not adopted any policy with regard to the consideration of director candidates recommended by security holders for the reason that such a policy is deemed unnecessary since at no time in the history of the Company has any such recommendation ever been received from any of the Company’s security holders.

During the fiscal year ended December 31, 2011, the Board of Directors held 28 special meetings in addition to its regular meeting.  The majority of these meeting related to the entry into and subsequent termination of a material definitive agreement, and is fully discussed in Note N in the 2011 Annual Report to Shareholders.  All of the directors listed herein attended 75% or more of the total meetings of the Board and of the committees on which they serve during 2011.

The Company encourages all directors to attend its Annual Meeting of Shareholders.  All of the directors attended the 2011 Annual Meeting of Shareholders.

Code of Ethics

The Company has adopted a Code of Ethics that applies to the Company’s executive officers and directors, including the Company’s principal executive officer and principal financial and accounting officer.  A copy of the Code of Ethics may be obtained without charge by written request to the Company as follows:  TGC Industries, Inc., 101 Park Blvd., Suite 955, Plano, Texas 75074, Attn: James K. Brata, Secretary.

Shareholder Communications

The Company has established a process for shareholders to send their communications to the Board of Directors. Any shareholder who desires to contact an individual director, the entire Board of Directors, or a committee of the Board of Directors may mail a written communication to the Secretary, TGC Industries, Inc., 101 E. Park Blvd., Suite 955, Plano, Texas 75074.  The Secretary will submit all shareholder communications to the appropriate directors, unless the communication is frivolous or includes advertising, solicitation for business, requests for employment, requests for contribution, or a communication of a similar nature. A shareholder communication relating to the Company’s accounting, internal accounting controls, or auditing will be referred to the members of the Audit Committee.

The Secretary will send a written acknowledgment to a shareholder upon receipt of his or her communication submitted in accordance with the provisions set forth in this proxy statement unless such shareholder communication is frivolous or includes advertising, solicitation for business, requests for employment, requests for contribution, or a communication of a similar nature. A shareholder wishing to contact the directors may do so anonymously; however, shareholders are encouraged to provide the name in which the Company’s shares of stock are held and the number of such shares held.

The following communications to the directors will not be considered a shareholder communication: (i) communication from a Company officer or director; (ii) communication from a Company employee or agent, unless submitted solely in such employee’s or agent’s capacity as a shareholder; and (iii) any shareholder proposal submitted pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended.

Compensation Committee Interlocks and Insider Participation

From October 16, 2007 to March 5, 2012, the members of the Compensation Committee were Dr. McInnes, Mr. Gardner, Mr. Flynn, and Ms. Hurtt.  On March 5, 2012, Mr. Gardner stepped down from the Compensation Committee.  Messrs. Gardner and Whitener also serve as directors of Supreme Industries, Inc. (“Supreme”) Dr. McInnes and Messrs. Barrett, Gardner, Flynn, and Whitener also serve as directors of Chase Packaging Corporation (“Chase”).  Mr. Barrett serves as Executive Vice President (Long Range and Strategic Planning), Assistant Treasurer and Secretary of Supreme.  Dr. McInnes serves as President of Treasurer of Chase, Mr. Gardner serves as Vice President of Chase, and Mr. Barrett serves as Secretary of Chase.

REPORT OF THE AUDIT COMMITTEE

The responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter adopted by the Board of Directors, include providing oversight to the Company’s financial reporting process through periodic meetings with the Company’s independent auditors and management to review accounting, auditing, internal controls, and financial reporting matters. The Audit Committee Charter is available at www.tgcseismic.com.

The members of the Audit Committee are independent as defined in NASDAQ’s listing standards (which is the national securities exchange definition of “independent” the Audit Committee has chosen to use as required under SEC rules).  All members of the Audit Committee are financially literate and are able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement. The Board of Directors has determined that Dr. McInnes qualifies as an “Audit Committee Financial Expert” as defined by applicable SEC rules, and his experience and background are described above under the heading “Proposal No. 1, Election of Directors.”  The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company’s senior management, including senior financial management, and its independent auditors. The Audit Committee has the authority and available funding to engage any independent legal counsel and any accounting or other expert advisors as necessary to carry out its duties.

We have reviewed and discussed with senior management the Company’s audited financial statements included in the 2011 Annual Report to Shareholders. Management has confirmed to us that such financial statements:  (i) have been prepared with integrity and objectivity and are the responsibility of management; and (ii) have been prepared in conformity with accounting principles generally accepted in the United States of America.

We have discussed with Lane Gorman Trubitt, PLLC, the Company’s independent accountants, the matters required to be discussed by Statement of Auditing Standards (“SAS”) No. 61, “Communications with Audit Committees,” as amended and as adopted by the Public Company Accounting Oversight Board (“PCAOB”).  SAS No. 61 requires the Company’s independent accountants to provide us with additional information regarding the scope and results of their audit of the Company’s financial statements, including with respect to:  (i) their responsibility under auditing standards of the PCAOB (United States); (ii) significant accounting policies; (iii) management judgments and estimates; (iv) any significant audit adjustments; (v) any disagreements with management; and (vi) any difficulties encountered in performing the audit.

We have received from Lane Gorman Trubitt, PLLC a letter providing the disclosures required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” with respect to any relationships between Lane Gorman Trubitt, PLLC and the Company that in its professional judgment may reasonably be thought to bear on its independence.  Lane Gorman Trubitt, PLLC has discussed its independence with us and has confirmed in such letter that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws.

Based on the review and discussions described above with respect to the Company’s audited financial statements included in the Company’s 2011 Annual Report to Shareholders, we recommended to the Board of Directors that such financial statements be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

As specified in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States of America. That is the responsibility of management and the Company’s independent accountants. In giving our recommendation to the Board of Directors, we have relied on:  (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles; and (ii) the report of the Company’s independent accountants with respect to such financial statements.

The Audit Committee:

Allen T. McInnes, Chairman

Herbert M. Gardner

Edward L Flynn

Stephanie P. Hurtt

Audit and Non-Audit Fees

The following table presents the aggregate fees billed by the Company’s Independent Registered Public Accounting Firm, Lane Gorman Trubitt, PLLC (the “Independent Auditor”), for professional services rendered for the audits of our annual financial statements and audit-related fees, tax fees, and all other fees for the fiscal years ended December 31 of 2011 and 2010, as compiled on an invoice-date basis:

	2011	2010
Audit fees (1)	$158,033	$175,005
Audit-related fees (2)	10,850	12,000
Tax fees (3)	64,055	93,690
Other fees (4)	34,830	—
Total fees	$267,768	$280,695

(1)                  Audit fees for professional services rendered in connection with the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2011 and 2010, and the reviews of the financial statements included in the Company’s quarterly reports.

(2)                  Audit-related fees are fees for benefit plan audits and various other assurance services.

(3)                  Tax fees consist of fees for professional services rendered to the Company for tax compliance.

(4)                  Other fees consist of fees for professional services rendered for the Company’s entry into and subsequent termination of a material definitive agreement.

The Audit Committee has the sole authority to authorize all audit and non-audit services to be provided by the Independent Auditor engaged to conduct the annual audit of the Company’s financial statements.  In addition, the Audit Committee has adopted pre-approval policies and procedures that are detailed as to each particular service to be provided by the Independent Auditor, and such policies and procedures do not permit the Audit Committee to delegate its responsibilities under the Securities Exchange Act of 1934, as amended, to management.  The Audit Committee pre-approved fees for all audit and non-audit services provided by the Independent Auditor during the fiscal years ended December 31, 2011 and 2010.

The Audit Committee has advised the Company that it has determined that the non-audit services rendered by the Company’s Independent Auditor during the year ended December 31, 2011, were compatible with maintaining the independence of such accountants.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation

From October 16, 2007 to March 5, 2012, the members of the Compensation Committee were Dr. McInnes, Mr. Gardner, Mr. Flynn, and Ms. Hurtt.  On March 5, 2012, Mr. Gardner stepped down from the Compensation Committee.  The responsibilities of the Compensation Committee include establishing and implementing the Company’s overall executive compensation philosophy.  Throughout this Proxy Statement, the individuals who served as the Company’s Chief Executive Officer, Executive Vice President, and Vice President, Chief Financial Officer, Secretary, and Treasurer during 2011, included in the Summary Compensation Table, are referred to as the “named executive officers.”

Compensation Philosophy and Objectives

The primary objectives of our compensation policy are to build shareholder value and recognize the contributions each executive makes to the Company’s success.  In setting compensation levels, the Compensation Committee has established the following compensation philosophy and objectives for the Company’s executive officers:

•                  Align the interests of executives, including the Company’s executive officers, with those of the shareholders. The Compensation Committee believes it is appropriate to tie a portion of executive compensation to the value of the Common Stock in order to more closely align the interests of executive officers with the interests of the shareholders. The Compensation Committee also believes that executives should have a meaningful ownership interest in the Company and has established and regularly reviews executive stock ownership.

•                  Have a significant portion of pay that is performance-based. The Company expects superior performance. The Company’s executive compensation programs are designed to reward executives based on performance.  The Compensation Committee believes that compensation paid to executives should closely align their performance with the performance of the Company on both a short-term and long-term basis.

•                  Provide competitive compensation. The Company’s executive compensation programs are designed to attract, retain, and motivate highly qualified executives critical to achieving the Company’s strategic objectives and building shareholder value.

The Compensation Committee reviews the Company’s compensation philosophy and objectives each year to determine if revisions are necessary in light of market conditions, the Company’s strategic goals, or other relevant factors. The Company’s Chief Executive Officer, who is also a member of the Board, does not serve as a member of the Compensation Committee, but does participate in setting executive compensation other than his own.  The Compensation Committee reviews the individual performance of each executive officer and the financial performance of the Company.  The Compensation Committee also takes into account salary levels, bonus plans, stock incentive plans, and other compensation packages made available to executive officers of companies of similar size and nature.

The Compensation Committee uses a variety of compensation elements to reach its compensation objectives, including current salary, bonus opportunity, and long term equity-based incentives, all of which are discussed in detail below.  Specifically, the Compensation Committee believes that executive compensation should include the following three components:

•                  Annual Base Salary.  The Company’s objectives are to target annual base salary that is competitive, when taken in conjunction with the other compensatory elements, to attract and retain executives.  Based upon the Compensation Committee’s general knowledge of base salary ranges in our industry, we believe our base salaries are competitive.

•                  Annual Cash Bonus Opportunity.  The Company uses annual cash bonuses to reward executives for the roles they play in the achievement of annual Company profitability.

•                  Long-Term Equity-Based Incentives.  The Company utilizes stock-related plans including options and stock grants as long-term equity-based incentives to foster a long-term view of what is in the best interests of the Company and its shareholders by better aligning the interests of the executives with those of the shareholders.

The Compensation Committee reviews and approves, on an annual basis, annual compensation for executive officers, which compensation consists of base salary and bonus (discussed below).  The Compensation Committee may request additional information and analysis and ultimately determines in its discretion whether to approve any recommended changes in compensation.

Annual Base Salary

The Company pays its executive officers a base salary to remain competitive in the market.  The base salaries are less performance-based than the annual cash bonuses and long-term equity-based incentives.  During 2011, the base salaries of Messrs. Whitener, Winn and Brata were increased to make them competitive in the market.

Annual Cash Bonus Opportunity

In order to provide incentives for future annual performance, the Company believes that a meaningful portion of certain executive officers’ and other key employees’ compensation should be in the form of a cash incentive bonus.  Cash incentive bonus payments are discretionary and are based primarily on the executive officer’s contribution to the Company’s profitability over the applicable performance measurement periods. The Company believes that profitability is the most useful measure of management’s effectiveness in creating value for the shareholders of the Company. The Company’s policy is to set aside in a bonus pool a portion of its pre-tax profit as determined by the Company’s Chief Executive Officer and approved by the Board.  No specific formula is used in making such bonus determinations to the individuals eligible to participate in the bonus pool, but senior management recommends to the Compensation Committee the allocation of the bonus pool based on each employee’s contribution to the Company’s profitability during the year.  In measuring each employee’s contribution to the Company’s profitability, the Compensation Committee relies on personal qualitative factors (such as effective leadership and communication) rather than quantitative performance goals of the Company (such as specific revenue or earnings targets).

Messrs. Winn and Brata are the two named executive officers who were eligible for annual cash bonuses under the Company’s bonus plan in 2011.  In December of 2011, Messrs. Winn and Brata were paid cash bonuses of $50,000 each.  In January of 2012, Mr. Whitener was paid a cash bonus of $200,000.  These bonuses were paid out of the bonus pool based on the Company’s 2011 performance.  In December of 2010, Messrs. Winn and Brata received cash bonuses of $31,000 and $23,000, respectively.

In January of 2011, Mr. Whitener was paid a cash bonus of $250,000.  These bonuses were paid out of the bonus pool based on the Company’s 2010 performance.  The bonuses received by Mr. Whitener are determined by the Board of Directors based upon the results of the Company’s operations for the preceding year.

Long-Term Equity-Based Incentives

The Company believes that the best way to align the interests of the executive officers and its shareholders is for such officers to own a meaningful amount of its Common Stock.  In order to reach this objective and to retain its executives, the Company grants equity-based awards to the executive officers under its 2006 Stock Awards Plan.  On December 14, 2011, the Company granted Mr. Whitener 21,520 shares of Common Stock.  On November 29, 2011, the Company granted Mr. Winn 6,887 shares of Common Stock and Mr. Brata 3,444 shares of Common Stock.  The equity-based awards were granted to the executive officers based upon the results of the Company’s operations for the preceding year.  On April 9, 2012, the Record Date, the Common Stock was quoted at a closing sale price of $9.98 per share.

Perquisites

The Company provides limited perquisites to executive officers, including the named executive officers, in order to facilitate the successful achievement of their and the Company’s performance.  These perquisites include car allowances and insurance premiums.  In addition, the Company’s President and Chief Executive Officer receives additional perquisites related to certain club memberships and tax preparation services.

Medical and Other Welfare Benefits

The Company’s executives, along with all other employees, are eligible to participate in medical, dental, vision, life, accidental death and disability, long-term disability, short-term disability, 401(k) plan matches, and any other employee benefit made available to employees.

Employment Agreement

The Board of Directors has determined that it is appropriate to reinforce and encourage the continued attention and dedication of the Company’s President and Chief Executive Officer to his assigned duties without distraction in potential circumstances arising from the possibility of a change in control of the Company.  Accordingly, on April 13, 2012, the Company entered into an employment agreement with Mr. Whitener that provides for the payment of certain compensation if Mr. Whitener’s employment with the Company is terminated under one of the circumstances described in the agreement in connection with cause, good reason, or a change in control of the Company.  See definitions of “cause,” “good reason” and “change in control” in the Executive Compensation section under “Discussion Regarding Summary Compensation Table and Grants of Plan-Based Awards Table — Employment Contract.”  The Company considers the compensation that would be payable under the agreement upon termination in such cases to be appropriate in light of the industry in which it is engaged and the uncertain length of time necessary to find new employment.  The level of payments and benefits provided under Mr. Whitener’s employment agreement are considered appropriate.  These benefits are recognized as part of the total compensation package and are reviewed periodically, but are not specifically considered by the Compensation Committee when making changes in base salary, annual incentive compensation, or long-term incentive compensation.  The Company does not have severance agreements with named executive officers other than in connection with Mr. Whitener’s employment agreement.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Disclosure and Analysis with management of the Company.  Based on the review and discussions referred to in the preceding sentence, the Compensation Committee has recommended to the Board of Directors that the Compensation Disclosure and Analysis be included in the Proxy Statement.

The Compensation Committee:

Allen T. McInnes, Chairman

Edward L Flynn

Stephanie P. Hurtt

Summary Compensation Table

The table below sets forth, on an accrual basis, all cash and cash equivalent remuneration paid by the Company during 2011 and 2010 to the Company’s Chief Executive Officer and the Company’s two most highly compensated executive officers who were serving as executive officers at the end of 2011, the “named executive officers.”  The individuals listed below are the only executive officers employed by the Company during 2011.

Name and		Base		Stock	All Other
Principal		Salary	Bonus	Awards	Compensation	Total
Position	Year	($)	($)	($)(1)	($)(2)	($)(3)
(a)	(b)	(c)	(d)	(e)	(f)	(g)

Wayne A. Whitener	2011	300,000	200,000	150,000	12,191	662,191
President and CEO	2010	250,000	250,000	—	15,747	515,747
	2009	250,000	150,000	—	9,974	409,974

Daniel G. Winn	2011	200,000	50,000	50,000	10,852	310,852
Executive Vice President	2010	154,476	31,000	—	9,470	194,946
	2009	142,593	28,000	—	5,933	176,526

James K. Brata	2011	179,687	50,000	25,000	6,918	261,605
CFO, Vice President, Secretary and Treasurer	2010	140,865	23,000	—	2,430	166,295
	2009	125,000	20,000	—	1,940	146,940

(1)          The amount shown in this column represents the aggregate grant date fair values of unrestricted stock awarded computed in accordance with FASB ASC Topic 718.

(2)          Includes (in addition to certain perquisites and personal benefits) the Company’s matching contribution to its Section 401(k) Retirement Plan.

(3)          Includes columns (c), (d), (e) and (f).

All Other Compensation

The following table describes each component of column (f) of the Summary Compensation Table.

	Year	Car Allowance ($)	Insurance Premium ($)	401(k) Match ($)	Club Membership ($)	Tax Prep ($)	Total ($)

Wayne A. Whitener	2011	4,488	792	5,259	957	695	12,191
	2010	5,802	516	6,461	2,273	695	15,747
	2009	5,109	516	385	3,289	675	9,974

Daniel G. Winn	2011	4,316	792	5,744	—	—	10,852
	2010	3,926	792	4,752	—	—	9,470
	2009	4,445	516	972	—	—	5,933

James K. Brata	2011	1,143	516	5,259	—	—	6,918
	2010	1,214	516	700	—	—	2,430
	2009	1,664	276	—	—	—	1,940

Grants of Plan-Based Awards

The following table presents grants of equity awards during the fiscal year ended December 31, 2011:

	Grant Date	All Other Stock Awards: Number of Shares of Stock (#)	Grant Date Fair Value of Stock Awards ($/Sh) (1)	Total ($)

Wayne A. Whitener	12/14/2011	21,520	6.97	150,000
Daniel G. Winn	11/29/2011	6,887	7.26	50,000
James K. Brata	11/29/2011	3,444	7.26	25,000

(1)          The grant date fair value of stock awards is based on the mean of the opening and closing share price on date of grant.

Discussion Regarding Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Contract

Effective September 11, 2008, the Company entered into an Amended and Restated Employment Contract (the “Employment Contract”) with Mr. Whitener. The Employment Contract, which expired on July 31, 2010, provided for a base salary of $250,000 per year and an annual performance bonus if approved by the Company’s Board of Directors.  From August 1, 2010 until January 31, 2011, Mr. Whitener’s compensation (and other employment terms) was the same as if the Employment Contract had remained in effect.  On February 1, 2011, Mr. Whitener’s base salary was increased to $300,000 per year.

On April 13, 2012, the Company entered into an Amended and Restated Employment Contract (the “Restated Employment Contract”) with Mr. Whitener.  The term of the Restated Employment Contract is effective from March 1, 2012 to February 28, 2015, with the option to renew for successive one-year terms.  Under the Restated Employment Contract, Mr. Whitener will receive: (1) a minimum base salary of $350,000 per year; and (2) an annual performance bonus of up to 100% of his annual base salary then in effect if approved by the Board of Directors.  Pursuant to the Restated Employment Contract, upon termination of Mr. Whitener by the Company other than for “cause,” or if Mr. Whitener terminates the Restated Employment Contract for “good reason,” Mr. Whitener will receive the remaining portion of his base salary through February 28, 2015, plus his proportionate share of the performance bonus.  In addition, Mr. Whitener will receive payments related to his Company automobile and key employee deferred compensation benefits.  Pursuant to the Restated Employment Contract, if Mr. Whitener is terminated by the Company for “cause,” or if he terminates his employment for other than “good reason,” Mr. Whitener will not receive any future payments under the Restated Employment Contract other than any amounts accrued to him as of the date of termination.  In the event of a “change in control” of the Company that results in the termination of Mr. Whitener’s employment by the Company without “cause” or by Mr. Whitener for “good reason,” Mr. Whitener will receive a lump sum payment equal to 2.99 times his then present annual base salary.

The Restated Employment Contract contains a confidentiality provision that is effective during and after Mr. Whitener’s employment with the Company and a non-competition provision that is effective for a minimum of one year after the termination of his employment for any reason (other than termination resulting from a “change in control” of the Company).

“Cause” is generally defined as Mr. Whitener’s (i) absence from the Company’s offices for any successive period of 60 business days or for a total of 90 days in any one of the Company’s fiscal years, (ii) commission of an act of gross negligence in the performance of his duties or obligations under the Restated Employment Contract, (iii) commission of any act of fraud, malfeasance, disloyalty, or breach of trust against the Company, or failure to observe any covenant in the Restated Employment Contract, (iv) refusal, or substantial inability, to perform the duties assigned to him pursuant to the Restated Employment Contract, (v) death or affirmative indication in writing that he no longer intends to abide by the terms of the Restated Employment Contract, or (vi) acts of moral turpitude or dishonesty in the Company’s affairs, gross insubordination or the equivalent, or violation or failure to comply with any of the material provisions of the Restated Employment Contract.

“Good reason” is generally defined as (i) the Company’s material breach of the Restated Employment Contract, (ii) the Company’s assignment to Mr. Whitener of any duties materially inconsistent with his position, authority, duties or responsibilities contemplated in the Restated Employment Contract, or (iii) a “change in control” in which Mr. Whitener elects not to remain with the Company.

“Change in control” is generally defined as a change in the ownership of the Company or a change in the ownership of a substantial portion of the Company’s assets.

2006 Stock Awards Plan

The 2006 Stock Awards Plan originally became effective on March 30, 2006 and was amended effective April 12, 2010.  The 2006 Stock Awards Plan provides for the granting of stock options, Common Stock and restricted stock, and authorizes the issuance of 3,000,000 shares of Common Stock.  A maximum of 80,000 shares may be granted in any one year in the form of any award to any one participant, of which a maximum of (i) 50,000 shares may be granted to a participant in the form of stock options and (ii) 30,000 shares may be granted to a participant in the form of restricted stock.  Employees (including any employee who is also a director or an officer), consultants, and outside directors of the Company or its subsidiaries whose judgment, initiative, and efforts contributed to or may be expected to contribute to the successful performance of the Company are eligible to participate in the 2006 Stock Awards Plan.

Under the 2006 Stock Awards Plan, all awards vest upon a change in control.  “Change in control” means any of the following, except as otherwise provided herein:  (i) any consolidation, merger, or share exchange of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company’s Common Stock would be converted into cash, securities, or other property, other than a consolidation, merger, or share exchange of the Company in which the holders of the Company’s Common Stock immediately prior to such transaction have the same proportionate ownership of Common Stock of the surviving corporation immediately after such transaction; (ii) any sale, lease, exchange, or other transfer (excluding transfer by way of pledge or hypothecation) in one transaction or a series of related transactions, of all or substantially all of the assets of the Company; (iii) the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; (iv) the cessation of control (by virtue of their not constituting a majority of directors) of the Board by the individuals (the “Continuing Directors”) who (x) at the date of this Plan were directors or (y) become directors after the date of this Plan and whose election or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then in office who were directors at the date of this Plan or whose election or nomination for election was previously so approved; (v) the acquisition of beneficial ownership (within the meaning of Rule 13d-3 under the 1934 Act) of an aggregate of 50% or more of the voting power of the Company’s outstanding voting securities by any person or group (as such term is used in Rule 13d-5 under the 1934 Act) who beneficially owned less than 50% of the voting power of the Company’s outstanding voting securities on the date of this Plan; provided, however, that notwithstanding the foregoing, an acquisition shall not constitute a Change in Control hereunder if the acquirer is (x) a trustee or other fiduciary holding securities under an employee benefit plan of the Company and acting in such capacity, (y) a Subsidiary of the Company or a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of voting securities of the Company or (z) any other person whose acquisition of shares of voting securities is approved in advance by a majority of the Continuing Directors; or (vi) in a Title 11 bankruptcy proceeding, the appointment of a trustee or the conversion of a case involving the Company to a case under Chapter 7.

Under the 2006 Stock Awards Plan, upon a participant’s death or total and permanent disability, the portion of the participant’s awards that would have vested had the participant remained employed through the vesting date immediately following the date of such death or total and permanent disability shall be immediately vested.  “Total and permanent disability” means a participant is qualified for long-term disability benefits under the Company’s disability plan or insurance policy; or, if no such plan or policy is then in existence or if the participant is not eligible to participate in such plan or policy, that the participant, because of a physical or mental condition resulting from bodily injury, disease, or mental disorder is unable to perform his or her duties of employment for a period of six (6) continuous months, as determined in good faith by the committee of the Board of Directors administering the 2006 Stock Awards Plan, based upon medical reports or other evidence satisfactory to the committee.

General

Base salary paid and the amount of cash bonuses paid for 2011 represented from 75.5% to 87.8% of the named executive officers’ total compensation as presented in the Summary Compensation Table with the percentages being as follows:  Mr. Whitener – 75.5%; Mr. Winn – 80.4%; and Mr. Brata – 87.8%.

Outstanding Equity Awards at Fiscal Year End

The following table provides information about the holdings of Stock Options by the named executive officers at December 31, 2011.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date

Wayne A. Whitener	55,125	—	3.06	10/24/2013

Daniel G. Winn	33,075	—	3.06	10/24/2013

James K. Brata	33,075	—	3.06	10/24/2013

Options Exercised and Stock Vested

The following table summarizes, for the named executive officers in 2011, the number of shares acquired upon exercise of stock options and the value realized, each before payout of any applicable withholding tax.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Wayne A. Whitener	—	$—	21,520	$150,000
Daniel G. Winn	—	$—	6,887	$50,000
James K. Brata	—	$—	7,193	$46,145

DIRECTOR COMPENSATION

For services performed in 2011, each outside director received fees of $55,000, consisting of $22,000 representing quarterly cash payments of $5,500, and stock options with a value of $33,000.  In 2010, the Company’s Stock Awards Committee failed to grant stock options to the outside directors, and in 2011 the Board determined to issue an additional cash payment of $33,000 to each outside director instead which are included in the Fees Earned column in the table below.  In addition, each outside director received $1,650 for each Board meeting attended and $825 for each committee meeting attended, respectively.  The Chairman of the Audit Committee received an additional $10,500.  Directors who are employees of the Company do not receive directors’ fees.

The following table provides information about the compensation earned by the outside members of the Board during fiscal year 2011.

Name (a)	Fees Earned or Paid In Cash ($)(1) (b)	Option Awards ($)(1)(2) (d)	Total ($) (h)

William J. Barrett	105,325	33,000	138,325
Edward L. Flynn	105,325	33,000	138,325
Herbert M. Gardner	102,025	33,000	135,025
Stephanie P. Hurtt	99,725	33,000	132,725
Allen T. McInnes	116,325	33,000	149,325

(1)          The increase in fees paid to directors in 2011 as compared to prior years is attributable to several additional board meetings resulting from the Company’s entry into and subsequent termination of a material definitive agreement, and the additional cash payment of $33,000 to each outside director for 2010 stock options discussed above.

(2)          The amounts shown in this column represent the aggregate grant date fair values of stock options in 2011 computed in accordance with FASB ASC Topic 718.  The amounts are calculated based on the number of stock options awarded multiplied by the calculated value of $1.96 per share as determined using a Binomial Lattice option pricing model.  The value as of the grant date of the stock options granted in fiscal 2011 for each of Dr. McInnes, Messrs. Barrett, Gardner, and Flynn, and Ms. Hurtt was $106,410 on the basis of the market value of $6.32 of the Common Stock on the date of the award.  The assumptions made in the valuation of the share-based payments are contained in Note B of Item 8 of the Annual Report on Form 10-K for the year ended December 31, 2011.

(3)          As of December 31, 2011, the directors had stock options exercisable into the following numbers of shares of Common Stock:  Dr. McInnes - 72,082 shares; Mr. Barrett - 72,082 shares; Mr. Flynn - 72,082 shares; Mr. Gardner - 72,082 shares and Ms. Hurtt - 72,082 shares.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS, AND

CERTAIN CONTROL PERSONS

The Company borrowed $2,602,075 from Rumson-Fair Haven Bank & Trust (the “Bank”) on January 18, 2008.  Messrs Barrett and Gardner, who serve as directors of the Company, also serve as directors of the Bank.  In addition, Mr. Barrett owns approximately 12% of the equity of the Bank, and Mr. Gardner owns approximately 2% of the equity of the Bank.  The loan has an interest rate of 6.35% and will mature on February 1, 2013.  As of April 9, 2012, the outstanding principal of the loan was $487,163.  During 2011, the Company paid $58,434 in interest and $543,603 in principal on the loan.  The Board believes that the terms of the loan are the same as would have resulted from arms-length negotiations with an unrelated third party.

It is the Company’s policy that the Audit Committee approve or ratify transactions involving directors, executive officers or principal shareholders, or members of their immediate families or entities controlled by any of them, or in which they have a substantial ownership interest in which the amount involved exceeds $120,000 and that are otherwise reportable under Securities and Exchange Commission disclosure rules.  Management advises the Audit Committee on a regular basis and seeks their approval of any such transaction that is proposed to be entered into or continued.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes certain information regarding securities authorized for issuance under our 2006 Stock Awards Plan.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in Column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders	780,810	$4.12	2,046,799

Equity compensation plans not approved by security holders	—	—	—

Total	780,810	$4.12	2,046,799

PROPOSAL NO. 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Company seeks a non-binding advisory vote from its stockholders regarding the compensation of its executive officers as described in this Proxy Statement.  Shareholders are urged to read the Executive Compensation section of this Proxy Statement, which discusses our compensation policies and procedures with respect to our named executive officers.

This proposal provides shareholders the opportunity to endorse or not endorse the Company’s executive compensation program through the following resolution:

“Resolved, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.”

Because this is an advisory vote, it will not be binding upon the Board of Directors. However, the Board of Directors and the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

The Company’s Board of Directors recommends that you vote FOR Proposal No. 2.

PROPOSAL NO. 3

ADVISORY VOTE ON THE FREQUENCY OF ADVISORY VOTES ON
EXECUTIVE COMPENSATION

The Company seeks a non-binding advisory vote from its shareholders regarding the desired frequency for holding an advisory vote to approve the compensation of our executive officers as described in our annual Proxy Statements.

This proposal gives shareholders the opportunity to express their views as to whether the advisory vote on the Company’s executive compensation program should occur every one, two, or three years.  Because this vote is advisory, it will not be binding upon the Board of Directors.  However, the Board of Directors and the Compensation Committee will take into account the outcome of the vote when deciding the frequency of the non-binding advisory vote on the Company’s executive compensation program.

The Board of Directors recommends that a non-binding advisory vote to approve the compensation of our executive officers as disclosed in the Company’s proxy statements occur annually.

While the Board believes this recommendation is appropriate at this time, shareholders are not voting to approve or disapprove this recommendation, but are instead asked to provide an advisory vote on whether the non-binding advisory vote on the approval of the Company’s executive officer compensation should be held every one, two or three years.

The Company’s Board of Directors recommends that you vote for

“ONE YEAR” on Proposal No. 3.

PROPOSAL NO. 4

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Lane Gorman Trubitt, PLLC to serve as auditors of the Company.  If the shareholders do not ratify the appointment of Lane Gorman Trubitt PLLC, the Audit Committee will reconsider the appointment.  It is not expected that a representative of Lane Gorman Trubitt, PLLC will be present at the annual meeting.  Proposal No. 4 is for the ratification of the selection of Lane Gorman Trubitt, PLLC as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2012.

The Company’s Board of Directors recommends that you vote FOR Proposal No. 4.

OTHER MATTERS

The Company’s management knows of no other matters that may properly be, or which are likely to be, brought before the annual meeting.  However, if any other matters are properly brought before the annual meeting, the persons named in the enclosed proxy, or their substitutes, will vote in accordance with their best judgment on such matters.

SHAREHOLDER PROPOSALS

A shareholder proposal intended to be presented at the Company’s Annual Meeting of Shareholders in 2013 must be received by the Company at its principal executive offices in Plano, Texas on or before December 28, 2012, in order to be included in the Company’s proxy statement and form of proxy relating to that meeting.

In order for a shareholder proposal made outside of Rule 14a-8 to be considered timely pursuant to the Company’s Amended and Restated Bylaws, such proposal must be received by the Company at its principal executive offices in Plano, Texas no earlier than January 27, 2013 and no later than February 26, 2013.

FINANCIAL STATEMENTS

Financial statements of the Company are contained in the Annual Report to Shareholders for the fiscal year ended December 31, 2011 enclosed herewith.

ANNUAL MEETING OF SHAREHOLDERS OF TGC INDUSTRIES, INC. June 5, 2012 COMMON STOCK PROXY NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The notice of meeting, proxy statement and proxy card are available at http://www.tgcseismic.com/proxy Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. ELECTION OF DIRECTORS OF THE COMPANY O Wayne A. Whitener O William J. Barrett O Herbert M. Gardner O Allen T. McInnes O Edward L. Flynn O Stephanie P. Hurtt 2. TO CAST AN ADVISORY VOTE ON EXECUTIVE COMPENSATION. 3. TO CAST AN ADVISORY VOTE ON THE FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION. 4. RATIFICATION OF SELECTION OF LANE GORMAN TRUBITT, PLLC AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. Returned proxy forms when properly executed will be voted: (1) as specified on the matters listed above; (2) in accordance with the Directors’ recommendations where a choice is not specified; and (3) in accordance with the judgment of the proxies on any other matters that may properly come before the meeting. PLEASE COMPLETE, SIGN, DATE AND RETURN THE CARD PROMPTLY. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL NOS. 2, 3, AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. --------------- ---------------- 20630403000000000000 2 060512 2 years 3 years ABSTAIN 1 year FOR AGAINST ABSTAIN

0 --------------- . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ---------------- 14475 COMMON STOCK PROXY TGC INDUSTRIES, INC. Proxy Solicited on Behalf of the Board of Directors for the Annual Meeting of Shareholders, June 5, 2012 The undersigned hereby appoint(s) James K. Brata or Wayne A. Whitener, each with full power of substitution, as proxies, to vote all Common Stock in TGC Industries, Inc. which the undersigned would be entitled to vote on all matters which may come before the Annual Meeting of the Shareholders of the Company to be held on June 5, 2012, and any adjournments thereof. THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSAL NOS. 2, 3, AND 4. (Continued and to be signed on the reverse side.)